UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

China Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

Building#26, No. 1388 Zhangdong Road Zhangjiang Hi-tech Park Shanghai, China (Address of principal executive offices)	201203 (Zip Code)

Registrant’s telephone number, including area code (86) 021 2028-1866

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

In December 2011, China Energy Recovery (Shanghai) Co., Ltd., a wholly-owned subsidiary of  China Energy Recovery, Inc. (”CER”), borrowed $789,639 (RM 5,000,000) from Shanghai Pudong Zhanjiang  Micro-credit Co., Ltd. The loan is secured by a mortgage of a building in Shanghai, which is held by Jiangsu SOPO (Group) Company Limited and guaranteed by Mr. Qinghuan Wu, the Chairman and Chief Executive Office of CER. The loan carries an annual interest rate of 12% and the due date of the loan is June 9, 2012.

The loan was drawn down in two installments, with $315,353 (RMB 2,000,000) and $474,286 (RMB 3,000,000) being drawn down on December 15, 2011 and December 22, 2011, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: December 29, 2011	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer